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                                                                    EXHIBIT 23.4


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 1999, with respect to the financial statements of Prime Vision Health, Inc. and subsidiaries included in amendment number three to the Registration Statement on Form S-4, File No. 333-78501, and related Proxy Statement/Prospectus of Saratoga Resources, Inc. for the registration of 8,800,000 shares of its common stock.


                                            /s/ Ernst & Young LLP


Raleigh, North Carolina
July 28, 1999